EXHIBIT 99.1
GoPro Announces First Quarter Results
Revenue of $99 million
Subscription and Service Revenue of $27 million
New MISSION 1 Series of Cameras Positions GoPro to Compete at the High End of the Digital Imaging Market

SAN MATEO, Calif., May 11, 2026 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2026, and posted management commentary in the investor relations section of its website at https://investor.gopro.com. In a separate release, GoPro announced today that its Board of Directors has authorized the Company to engage in a process to review strategic alternatives, and to engage a financial advisor to assist with that process.
"In Q1, revenue of $99 million was within guidance,” Brian Tratt, GoPro’s CFO. “We made meaningful progress on key metrics—cash used in operations improved $21 million year-over-year to $37 million, operating expenses declined year-over-year, and we continued to reduce both owned and channel inventory sequentially and year-over-year.”
"Q1 and the weeks since have been a pivotal period for GoPro. The critically acclaimed launch of our MISSION 1 Series cameras represents our boldest step yet into professional imaging, and our exploration of defense, aerospace and strategic M&A opportunities reflects our belief that there is significant unrealized value in GoPro's technology, IP and brand—value we are committed to realizing on behalf of our shareholders," said Nicholas Woodman, GoPro's founder and CEO.
Q1 2026 Financial Results
•Revenue was $99 million, down 26% year-over-year.
•Sell-through was approximately 313,000 camera units, down 29% year-over-year.
•Subscription and service revenue was flat year-over-year at $27 million. GoPro subscriber count ended Q1 at 2.26 million, down 8% year-over-year.
•Revenue from the retail channel was $61 million, or 61% of total revenue and down 35% year-over-year. GoPro.com revenue, including subscription and service revenue, was $38 million, or 39% of total revenue and down 6% year-over-year.
•GAAP gross margin was 4.3% compared to 32.1% in the prior year quarter. Non-GAAP gross margin was 4.5% compared to 32.3% in the prior year quarter. GAAP and non-GAAP gross margin for Q1 2026 included a discrete $24.5 million charge related to certain component purchase commitments and $4.5 million sale of slow-moving inventory.
•GAAP net loss was $81 million, or a $(0.50) loss per share, compared to a net loss of $47 million or a $(0.30) loss per share, in the prior year quarter. Non-GAAP net loss was $58 million, or a $(0.35) loss per share, compared to a net loss of $19 million or a $(0.12) loss per share, in the prior year quarter. GAAP and non-GAAP net loss for Q1 2026 included a discrete $24.5 million charge related to certain component purchase commitments and $4.5 million sale of slow-moving inventory.
•Adjusted EBITDA was negative $50 million compared to negative $16 million in the prior year quarter.

Recent Business Highlights
•In May, GoPro launched its new MISSION 1 Series of cameras—the world's smallest, lightest, and most rugged 8K and 4K open gate, compact cinema cameras for filmmakers, creators and aspiring enthusiasts. The new lineup is comprised of three camera models—MISSION 1 PRO, MISSION 1 PRO ILS and MISSION 1. The launch of the MISSION 1 Series marks GoPro’s entrance into the high end of the digital imaging market.
•In April, GoPro announced plans to formally explore global defense and aerospace market opportunities, engaging leading management consulting firm Oliver Wyman to assess addressable market segments, product synergies, and go-to-market strategies in imaging, unmanned, and related markets representing billions of dollars in opportunity.
•In March, GoPro announced a partnership with DICK’s Sporting Goods and integration with their GameChanger app, the number-one-rated youth sports app used by more than nine million active users, for scorekeeping, live streaming, statistics, and team management. This partnership combines GoPro's industry-leading video quality with GameChanger's easy-to-use live streaming service, making it simple for families to use their GoPro to capture and share game day.
•In January, GoPro announced a partnership with ASUS, a leading Taiwanese multinational technology company, and launched a co-branded ASUS ProArt GoPro Edition laptop. The laptop was purpose-built by ASUS to support GoPro content creator workflows. Early traction has far exceeded ASUS's expectations for the ProArt line, reinforcing the strength of GoPro's brand in technology collaborations.

Results Summary:

($ in thousands, except per share amounts)	Three months ended March 31,
	2026	2025	% Change
Revenue
Hardware revenue	$72,150	$107,419	(32.8)%
Subscription and services revenue	26,915	26,889	0.1%
Total revenue	$99,065	$134,308	(26.2)%
Gross margin
GAAP	4.3%	32.1%	(2,780) bps
Non-GAAP	4.5%	32.3%	(2,780) bps
Operating loss
GAAP	$(57,245)	$(45,208)	26.6%
Non-GAAP	$(54,137)	$(18,660)	190.1%
Net loss
GAAP	$(80,820)	$(46,709)	73.0%
Non-GAAP	$(57,676)	$(19,444)	196.6%
Diluted net loss per share
GAAP	$(0.50)	$(0.30)	66.7%
Non-GAAP	$(0.35)	$(0.12)	191.7%
Adjusted EBITDA	$(49,781)	$(15,707)	216.9%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial +1 833-461-5787 (US) or +1 585-542-9983 (International) and enter access code 163668947, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. An archived audio webcast will be accessible for at least 90 days on GoPro’s website, https://investor.gopro.com.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.

Connect with GoPro on Instagram, YouTube, TikTok, Facebook, X, LinkedIn, and GoPro's blog, The Current. Members of the press can access official logos and imagery on our press portal. For more information, visit GoPro.com.

GoPro, HERO, MAX, MISSION and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.

Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, (gain) loss on insurance proceeds, (gain) loss on extinguishment of debt, (gain) loss on revaluation of warrants, gain on the sale and license of intellectual property, goodwill impairment charges, and the tax impact of these items. When planning, forecasting, and analyzing gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations regarding revenue, profitability, improved gross margin, and reduced operating expenses; cash flow improvement and inventory reduction; the launch and market positioning of the MISSION 1 Series cameras in the high-end digital imaging market; our exploration of defense and aerospace market opportunities; our evaluation of strategic alternatives, including a potential sale or merger of the Company; subscription and service revenue and subscriber retention; partnerships and brand collaborations, including with DICK's Sporting Goods and ASUS; and unrealized value in GoPro's technology, intellectual property, and brand. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; substantial doubt about our ability to continue as a going concern and impact on lenders, suppliers, contract manufacturers, retailers and distributors; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, increased tariffs, and import/export regulations which may negatively affect our business, supply chain expenses, and gross margins; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers, and the risk that subscriber count may continue to decline; our reliance on third-party suppliers, some of which are sole-source suppliers, and contract manufacturers for our products, some of which may be impacted due to supply shortages, long lead times, or other service disruptions, including unprecedented increases and volatility in memory component costs, that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine, or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, including through new products such as the MISSION 1 Series and expansion into defense and aerospace markets, and we may not be successful in doing so; the risk we are unable to reduce our operating expenses or that continued reductions in research and development and marketing spending may constrain our product roadmap, ability to innovate, and ability to generate sufficient consumer demand; the fact that we rely on sales of our cameras, mounts, and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing, and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage, and retain qualified personnel, particularly given reductions in our workforce and fluctuations in the price of our Class A common stock; the impact of competition on our market share, revenue, and profitability; the fact that we may experience fluctuating revenue, expenses, and profitability in the future; our substantial indebtedness, including under our Credit Facilities and Convertible Debentures, and the corresponding cash debt service obligations and restrictive covenants; our ability to comply with financial covenants in our Credit Facilities and the risk of cross-default; the risk that our evaluation of strategic alternatives may not result in a transaction or other outcome that enhances stockholder value, and may be disruptive to our business operations; the risk that our pursuit of defense and aerospace opportunities could subject us to retaliatory actions by foreign governments; risks related to inventory, purchase commitments, and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the outcome of pending or future litigation and legal proceedings; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC") on March 12, 2026, and as updated in filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
Revenue
Hardware	$72,150	$107,419
Subscription and services	26,915	26,889
Total revenue	99,065	134,308
Cost of revenue
Hardware	85,689	83,596
Subscription and services	9,070	7,563
Total cost of revenue	94,759	91,159
Gross profit	4,306	43,149

Operating expenses:
Research and development	28,435	29,557
Sales and marketing	23,218	23,258
General and administrative	9,898	16,942
Goodwill impairment	—	18,600
Total operating expenses	61,551	88,357
Operating loss	(57,245)	(45,208)
Other income (expense):
Interest expense	(4,118)	(797)
Other income (expense), net	(17,612)	948
Total other income (expense), net	(21,730)	151
Loss before income taxes	(78,975)	(45,057)
Income tax expense	1,845	1,652
Net loss	$(80,820)	$(46,709)

Basic and diluted net loss per share	$(0.50)	$(0.30)

Shares used to compute basic and diluted net loss per share	163,208	156,438

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$40,723	$49,674
Accounts receivable, net	61,858	93,513
Inventory	72,205	78,431
Prepaid expenses and other current assets	32,508	30,951
Total current assets	207,294	252,569
Property and equipment, net	7,772	5,903
Operating lease right-of-use assets	10,580	11,138
Goodwill	133,751	133,751
Other long-term assets	21,958	24,622
Total assets	$381,355	$427,983

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91,366	$97,012
Accrued expenses and other current liabilities	130,146	95,856
Short-term operating lease liabilities	10,319	12,069
Deferred revenue	53,077	52,636
Short-term debt	71,954	19,598
Total current liabilities	356,862	277,171
Long-term taxes payable	14,146	13,544
Long-term debt	—	44,322
Long-term operating lease liabilities	6,397	7,329
Other long-term liabilities	5,819	9,067
Total liabilities	383,224	351,433

Stockholders’ equity:
Common stock and additional paid-in capital	1,047,276	1,044,875
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(855,914)	(775,094)
Total stockholders’ equity	(1,869)	76,550
Total liabilities and stockholders’ equity	$381,355	$427,983

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2026	2025
Operating activities:
Net loss	$(80,820)	$(46,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,794	1,718
Non-cash operating lease cost	1,360	(215)
Stock-based compensation	2,998	5,370
Goodwill impairment	—	18,600
Deferred income taxes, net	573	103
Loss on extinguishment of debt	8,870	—
Derivative expense	7,552	—
Change in fair value of derivative liabilities	5,652	—
Other	2,124	106
Net changes in operating assets and liabilities	13,279	(36,159)
Net cash used in operating activities	(36,618)	(57,186)

Investing activities:
Purchases of property and equipment, net	(1,043)	(1,305)
Net cash used in investing activities	(1,043)	(1,305)

Financing activities:
Proceeds from issuance of common stock	303	374
Taxes paid related to net share settlement of equity awards	(429)	(503)
Proceeds from borrowings	30,250	25,000
Repayments of borrowings	(375)	—
Payment of debt issuance costs	(941)	—
Net cash provided by financing activities	28,808	24,871

Effect of exchange rate changes on cash and cash equivalents	(98)	443
Net change in cash and cash equivalents	(8,951)	(33,177)
Cash and cash equivalents at beginning of period	49,674	102,811
Cash and cash equivalents at end of period	$40,723	$69,634

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on insurance proceeds because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;

•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) on the revaluation of warrants because it is not reflective of ongoing operating results in the period, and hinders our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain (loss) related to a derivative liability because it is not reflective of ongoing operating results in the period, and hinders our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes goodwill impairment charges as they do not reflect ongoing operating results in the period and hinders our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) excludes non-cash interest expense as it is not related to our core operating performance or reflective of ongoing operating results in the period;
•non-GAAP net income (loss) includes income tax adjustments which reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 convertible senior notes and Convertible Debentures in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2026	2025
GAAP net loss	$(80,820)	$(46,709)
Stock-based compensation:
Cost of revenue	144	248
Research and development	1,560	2,820
Sales and marketing	575	882
General and administrative	719	1,420
Total stock-based compensation	2,998	5,370

Acquisition-related costs:
Research and development	469	469
General and administrative	1	3
Total acquisition-related costs	470	472

Restructuring and other costs:
Cost of revenue	(15)	(13)
Research and development	(215)	591
Sales and marketing	(125)	385
General and administrative	(5)	1,143
Total restructuring and other costs	(360)	2,106

Non-cash interest expense	1,845	—
(Gain) loss on insurance recovery	—	(424)
Loss on extinguishment of debt	8,870	—
(Gain) loss on revaluation of warrants	(2,750)	—
(Gain) loss related to derivative liabilities	13,204	—
(Gain) loss on sale and/or license of intellectual property	(1,200)	—
Goodwill impairment	—	18,600
Income tax adjustments	67	1,141
Non-GAAP net loss	$(57,676)	$(19,444)

GAAP and non-GAAP shares for diluted net loss per share	163,208	156,438

GAAP diluted net loss per share	$(0.50)	$(0.30)
Non-GAAP diluted net loss per share	$(0.35)	$(0.12)

	Three months ended March 31,
(dollars in thousands)	2026	2025
GAAP gross margin as a % of revenue	4.3%	32.1%
Stock-based compensation	0.2	0.2
Non-GAAP gross margin as a % of revenue	4.5%	32.3%

GAAP operating expenses	$61,551	$88,357
Stock-based compensation	(2,854)	(5,122)
Acquisition-related costs	(470)	(472)
Restructuring and other costs	345	(2,119)
Goodwill impairment	—	18,600
Non-GAAP operating expenses	$58,572	$62,044

GAAP operating loss	$(57,245)	$(45,208)
Stock-based compensation	2,998	5,370
Acquisition-related costs	470	472
Restructuring and other costs	(360)	2,106
Goodwill impairment	—	18,600
Non-GAAP operating loss	$(54,137)	$(18,660)

	Three months ended March 31,
(in thousands)	2026	2025
GAAP net loss	$(80,820)	$(46,709)
Income tax expense	1,845	1,652
Interest expense, net	3,669	248
Depreciation and amortization	1,794	1,718
POP display amortization	1,769	1,732
Stock-based compensation	2,998	5,370
(Gain) loss on insurance recovery	—	(424)
Loss on extinguishment of debt	8,870	—
(Gain) loss on revaluation of warrants	(2,750)	—
(Gain) loss related to derivative liabilities	13,204	—
Goodwill impairment	—	18,600
Restructuring and other costs	(360)	2,106
Adjusted EBITDA	$(49,781)	$(15,707)

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